                                                                   EXHIBIT 10.31

RECORDING REQUESTED BY AND
WHEN RECORDED AND/OR FILED
RETURN TO:

MAYER, BROWN, ROWE & MAW LLP
700 Louisiana Street
Suite 3600
Houston, Texas 77002
Attn: Kevin L. Shaw, Esq.

Instructions to County Recorder:

Index this document as:

(1) A deed of trust
(2) A fixture filing

                              AMENDED AND RESTATED
           DEED OF TRUST WITH POWER OF SALE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING

                                      FROM

                              CALPINE CORPORATION,
                         a Delaware corporation, Trustor
                         (Taxpayer I.D. No. 77-0212977),

                                       TO

                         CHICAGO TITLE INSURANCE COMPANY
                                     Trustee

                                       AND

                              THE BANK OF NEW YORK,
        not in its individual capacity but solely as Collateral Trustee,
                         (Taxpayer I.D. No. 13-5160382)
                                 as Beneficiary

                            Dated as of July 16, 2003

"THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS."

"THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES."

"OIL AND GAS INTERESTS AND AS-EXTRACTED COLLATERAL INCLUDED IN THE ENCUMBERED PROPERTY WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO, AND THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS."

"TRUSTOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH IS DESCRIBED IN EXHIBIT A HERETO."

"SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE ENCUMBERED PROPERTY IS OR IS TO BE AFFIXED TO THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO AND THIS FINANCING STATEMENT AND FIXTURE FILING IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS."

"THE SECURED PARTIES ARE NOT SELLERS OR PURCHASE MONEY LENDERS OF COLLATERAL."

"A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW THE TRUSTEE TO TAKE THE ENCUMBERED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY TRUSTOR UNDER THIS DEED OF TRUST."

"NOTICE TO JUNIOR LIENHOLDERS: THE OBLIGATIONS SECURED HEREBY PROVIDE FOR THE ACCRUAL OF INTEREST WHICH MAY RESULT IN INCREASES IN THE PRINCIPAL BALANCE ABOVE THE FACE PRINCIPAL AMOUNT OF THE APPLICABLE NOTES."

                              AMENDED AND RESTATED
           DEED OF TRUST WITH POWER OF SALE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING

      THIS AMENDED AND RESTATED DEED OF TRUST WITH POWER OF SALE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (this "DEED OF TRUST"), dated as of July 16, 2003, is made by CALPINE CORPORATION, a Delaware corporation ("TRUSTOR"), whose address is 50 West San Fernando Street, San Jose, CA 95113, to CHICAGO TITLE INSURANCE COMPANY (whether one or more, collectively called "TRUSTEE"), and THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as Collateral Trustee under the Collateral Trust Agreement dated July 16, 2003 (the "COLLATERAL TRUST AGREEMENT") among Trustor, Beneficiary, the 2007 Trustee, the 2010 Trustee, the 2013 Trustee, Credit Agreement Agent and Term Loan Administrative Agent ("BENEFICIARY"), whose address is 101 Barclay Street, New York, New York 10286. References to this "DEED OF TRUST" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders, restatements and replacements of this instrument.

      Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Trust Agreement.

                                   ARTICLE I.

                            RECITALS AND DEFINITIONS

      1.1 Trustor has heretofore executed and delivered to The Bank of Nova Scotia, for itself and as agent for the Lender Parties (together with its successors in such capacity, the "CREDIT AGREEMENT AGENT") and Chicago Title Insurance Company, as Trustee, that certain mortgage or deed of trust, dated as of May 1, 2002, as supplemented and amended prior to the date hereof (as so supplemented and amended, herein called the "EXISTING MORTGAGE"), to secure (i) payment of indebtedness owed or to be owing to certain institutional lenders (the "EXISTING 2002 LENDERS") pursuant to the terms of that certain Credit Agreement, dated as of March 8, 2002 (herein, as the same may be amended, modified or supplemented from time to time, called the "EXISTING 2002 CREDIT AGREEMENT") pursuant to which the Existing 2002 Lenders made loans to Trustor and issued letters of credit for the benefit of Trustor (the "EXISTING 2002 LETTERS OF CREDIT") in amounts not to exceed at any one time outstanding $1,600,000,000, and Trustor, to evidence its indebtedness to the Existing 2002 Lenders under the Existing 2002 Credit Agreement, has executed and delivered to the Existing 2002 Lenders its secured promissory notes to mature not later than May 24, 2003 (the "EXISTING 2002 LOAN NOTES"), the Existing 2002 Loan Notes being payable to the order of the Existing 2002 Lenders, bearing interest as provided for therein, and containing provisions for payment of attorneys' fees and acceleration of maturity in the event of default, as therein set forth; and
(ii) payment of indebtedness
owed or to be owing to certain institutional lenders (the "EXISTING 2000 LENDERS", and together with the Existing 2002 Lenders, the "EXISTING LENDERS") pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of May 23, 2000 (herein, as the same may be amended, modified, or supplemented from time to time, called the "EXISTING 2000 CREDIT AGREEMENT" and together with the Existing 2002 Credit Agreement, collectively, the "EXISTING CREDIT AGREEMENTS") pursuant to which the Existing 2000 Lenders made loans to Trustor and issued letters of credit for the benefit of Trustor (the "EXISTING 2000 LETTERS OF CREDIT") in amounts not to exceed at any one time outstanding $400,000,000, and Trustor, to evidence its indebtedness to the Existing 2000 Lenders under the Existing 2000 Credit Agreement, has executed and delivered to the Existing 2000 Lenders its secured promissory notes to mature not later than May 24, 2003 (the "EXISTING 2000 LOAN NOTES") (the Existing 2000 Loan Notes, together with the Existing 2002 Loan Notes, collectively, the "EXISTING LOAN NOTES"), the Existing 2000 Loan Notes being payable to the order of the Existing 2000 Lenders, bearing interest as provided for therein, and containing provisions for payment of attorney's fees and acceleration of maturity in the event of default, as therein set forth.

      1.2 The Existing Mortgage, together with other mortgages and deeds of trust (a) have been filed and recorded, among other places, as set forth in
Schedule I hereto; (b) have been supplemented and amended by various instruments that have been filed and recorded, among other places, as set forth in Schedule II hereto; and (c) have been amended and certain items of property encumbered thereby have been released by various instruments that have been filed and recorded, among other places, as set forth in Schedule III hereto.

      1.3 Trustor, the Existing Lenders and the Credit Agreement Agent are (i) terminating the commitments under the Existing 2000 Credit Agreement, and (ii) amending and restating the Existing 2002 Credit Agreement (as so amended and restated, and as the same may, from time to time hereafter, be amended, supplemented, modified or amended and restated, the "AMENDED AND RESTATED CREDIT AGREEMENT."

      1.4 Trustor is also (a) issuing $500,000,000 in aggregate principal amount of Second Priority Senior Floating Rate Secured Notes due 2007 (the "2007 NOTES") pursuant to the Indenture dated as of July 16, 2003 (the "2007 INDENTURE") between Trustor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2007 TRUSTEE"), (b) issuing $1,150,000,000 in aggregate principal amount of 8.5% Second Priority Senior Secured Fixed Rate Notes due 2010 (the "2010 NOTES") pursuant to the Indenture dated as of July 16, 2003 (the "2010 INDENTURE") between Trustor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2010 TRUSTEE"), (c) issuing $900,000,000 in aggregate principal amount of 8.75% Second Priority Senior Secured Fixed Rate Notes due 2013 (the "2013 NOTES") pursuant to the Indenture dated as of July 16, 2003 (the "2013 INDENTURE") between Trustor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2013 TRUSTEE"), and (d) borrowing $750,000,000 in Term Loans (the "TERM LOANS") pursuant to a Term Loan Agreement dated as of July 16, 2003 (the "TERM LOAN AGREEMENT") between Trustor and Goldman

Sachs Credit Partners L.P., as Administrative Agent (together with its successors in such capacity, the "TERM LOAN ADMINISTRATIVE AGENT"). The proceeds from the issuance of the 2007 Notes, the 2010 Notes and the 2013 Notes and the borrowing of the Term Loans will be used to refinance a portion of the loans and other indebtedness outstanding under the Existing Credit Agreements.

      1.5 As permitted pursuant to the Secured Debt Documents, Trustor may incur future debt which could, together with the obligations under the Amended and Restated Credit Agreement, constitute Priority Lien Debt and Trustor may incur future debt which could, together with the 2007 Notes, the 2010 Notes, the 2013 Notes and the Term Loans, constitute Parity Lien Debt, provided that the aggregate amount of the Secured Debt to be secured hereby shall not exceed $4,200,000,000. Trustor intends to secure the Indebtedness, including its obligations (a) under the Amended and Restated Credit Agreement and any future Priority Lien Debt, equally and ratably, on a priority basis, and, (b) subject to such priority, under the 2007 Notes, 2010 Notes, 2013 Notes and Term Loans and any future Parity Lien Debt, equally and ratably, with liens and security interests in, among other collateral, the Encumbered Property under the Existing Mortgage, as contemplated in the Collateral Trust Agreement.

      1.6 Pursuant to the Collateral Trust Agreement and that certain Assignment of Liens of even date herewith, the Credit Agreement Agent has assigned to Beneficiary, all of the Credit Agreement Agent's right, title and interest in and to, and its interest as beneficiary under, the Existing Mortgage. This Deed of Trust amends and restates the Existing Mortgage. The Collateral Trust Agreement sets forth the terms on which the Beneficiary, as collateral trustee for the present and future holders of the Indebtedness, will receive, hold, maintain, administer, maintain, enforce and distribute this Deed of Trust and all interests, rights, powers and remedies of the Collateral Trustee thereunder and the proceeds thereof.

      1.7 For all purposes of this Deed of Trust, unless the context otherwise requires:

            A. "Actionable Default" is defined in the Collateral Trust
      Agreement.

            B. "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan (as defined under ERISA)). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            C. "Applicable Law" means with respect to any Person or matter, any federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, application, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by a Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

            D. "Default Interest Rate" means the lesser of (a) ten percent (10%), or (b) the Maximum Lawful Rate.

            E. "Encumbered Property" means the properties, rights and interests hereinafter described in Section 1.8 and defined as the Encumbered Property.

            F. "Environmental Laws" shall mean any and all present and future United States federal, tribal, state and local laws or regulations, codes, plans, orders, decrees, directives, judgments, injunctions and lawfully imposed requirements issued, promulgated or entered thereunder relating to pollution or protection of the environment, including laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

            G. "Event of Default" means an Actionable Default as defined under the Collateral Trust Agreement.

            H. "Governmental Authority" means any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, tribe or otherwise) whether now or hereafter in existence charged with the administration, interpretation or enforcement of any Applicable Law.

            I. "Hedging Agreements" means: (a) interest rate swap agreements, basis swap agreements, interest rate cap agreements, forward rate agreements, interest rate floor agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates, and (b) forward contracts, options, futures contracts, futures options, commodity swaps, commodity options, commodity collars, commodity caps, commodity floors and all other agreements or arrangements designed to protect such Person against fluctuations in the price of commodities.

            J. "Hedging Obligations" means with respect to any Person, all liabilities (including without limitation obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

            K. "Hydrocarbons" means collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

            L. "Indebtedness" shall have the meaning set forth in Section 2.2 of this Deed of Trust.

            M. "Indemnification Claim" is defined in Section 4.6(a) of this Deed of Trust.

            N. "Indemnified Person" means Trustee, Beneficiary and each of the Secured Debtholders, their respective employees, affiliates, agents and attorneys, and any other Person to be indemnified under this Deed of Trust.

            O. "Joint Operating Agreements" shall mean, with respect to the lands described in Exhibit A, the respective operating agreement burdening the lands described in Exhibit A.

            P. "lands described in Exhibit A" shall include the real property or other interest in any lands which are either described in Exhibit A attached hereto or the description of which is incorporated in Exhibit A by reference to an instrument or document containing in, or referring to, such a description, and shall also include any lands now or hereafter unitized or pooled with lands which are either described in Exhibit A or the description of which is incorporated in Exhibit A by reference and Fixtures and all rights, titles and interests appurtenant thereto. References to Exhibit A shall include, where applicable, Exhibit A-1 as well.

            Q. "Leases" means any and all leases (including without limitation oil and gas leases and oil, gas and other minerals leases), surface leases or easements, subleases, licenses, concessions, operating rights or other agreements (written or verbal, now or hereafter in effect) which grant a possessory interest in and to, or the right to explore, use, lease, license, possess, produce, process, store and transport Hydrocarbons from, operate from, or otherwise enjoy, the Encumbered Property, together with all amendments, modifications, extensions and renewals thereof.

            R. "Legal Requirements" means (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, licenses, decisions, orders, injunctions, decrees, permits, certificates or ordinances of any Governmental Authority in any way applicable to Trustor, or the Encumbered Property, including the ownership, use, occupancy, operation, maintenance, repair or reconstruction thereof, and any other Applicable Law enacted by any Governmental Authority relating to health or the environment, (ii) Trustor's presently or subsequently effective Organic Documents, (iii) any and all Leases, (iv) any and all leases and other contracts (written or oral) of any nature to which Trustor, or the Encumbered Property may be bound and (v) any and all restrictions, restrictive covenants or zoning, present and future, as the same may apply to the Encumbered Property.

            S. "Maximum Lawful Rate" means the maximum nonusurious rate of interest that may be received, charged or contracted for under Applicable Law from time to time in effect.

            T. "Obligations" means any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Trustor or others under any of the Secured Debt Documents.

            U. "oil and gas leases" shall include oil, gas and mineral leases, subleases and assignments thereof, operating rights, servitudes and shall also include subleases and assignments of operating rights.

            V. "Operating Equipment" means all surface or subsurface machinery, goods, equipment, fixtures, movable property attached to immovable property and other movable property, inventory, facilities, supplies or other property of whatsoever kind or nature (excluding drilling rigs, trucks, automotive equipment or other property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on or under any of the lands described in Exhibit A which are useful for the production, gathering, treatment, processing, storage or transportation of Hydrocarbons (together with all accessions, additions and attachments to any thereof), including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, tubular goods, rods, pumping units and engines, christmas trees, platforms, derricks, separators, compressors, gun barrels, flow lines, tanks, gas systems (for gathering, treating and compression), pipelines (including gathering lines, laterals and trunklines), chemicals, solutions, water systems (for treating, disposal and injection), steam generation and injection equipment and systems, power plants, poles, lines, transformers, starters and controllers, supervisory control and data acquisition systems, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading docks, loading racks and shipping facilities.

            W. "Organic Documents" means the Articles of Incorporation, Certificate of Incorporation, limited liability company certificate of formation and regulations or operating agreement, partnership agreement, limited partnership agreement, joint venture agreement, trust agreement or other similar documents governing the organization and operation of a business association.

            X. "Parity Lien Debt" is defined in the Collateral Trust Agreement.

            Y. "Parity Lien Documents" is defined in the Collateral Trust Agreement.

            Z. "Parity Lien Indebtedness" is defined in Section 2.2 of this Deed of Trust.

            AA. "Parity Lien Obligations" means any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Trustor or others under any of the Parity Lien Documents.

            BB. "Permits" means all authorizations, approvals, permits, variances, land use entitlements, consents, licenses, franchises and agreements issued by or entered into with any Governmental Authority now or hereafter required for all stages of exploration, developing, operating, and plugging and abandoning oil and gas wells (including, without limitation, those shown on Exhibit A) on all or any part of the lands described in Exhibit A (or any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in the lands described in Exhibit A).

            CC. "Permitted Encumbrances" means the outstanding liens, easements, restrictions, exceptions, reservations, conditions, limitations, security interests and other matters as permitted by and defined in the Secured Debt Documents.

            DD. "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

            EE. "Personalty" means all of the right, title and interest of Trustor now owned or hereafter acquired in and to all furniture, furnishings, Equipment, machinery, Goods, General Intangibles, money, Accounts, receivables, Contract Rights, Inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Trustor with any Governmental Authority, agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and all other personal property (other than the Fixtures) of any kind or character as defined in and subject to the provisions of Article 9 of the Uniform Commercial Code, now or hereafter located upon, within or about, or used in connection with, the lands described in Exhibit A together with all accessories, replacements and substitutions thereto or therefor and the Proceeds thereof.

            FF. "Priority Lien Debt" is defined in the Collateral Trust
      Agreement.

            GG. "Priority Lien Documents" is defined in the Collateral Trust Agreement.

            HH. "Priority Lien Indebtedness" is defined in Section 2.2 of this Deed of Trust.

            II. "Priority Lien Obligations" means any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Trustor or others under any of the Priority Lien Documents.

            JJ. "Production Sale Contracts" means contracts now in effect, or hereafter entered into by Trustor, or entered into by Trustor's predecessors in interest, for the sale, purchase, exchange, gathering, transportation, treating or processing of Hydrocarbons produced from the lands described in Exhibit A.

            KK. "Rents and Revenues" means all of the rents, revenues, income, proceeds, profits and other benefits paid or payable by parties to the Leases other than Trustor for using, leasing, licensing, possessing, operating, selling or otherwise enjoying the Encumbered Property, including the proceeds from the sale of Hydrocarbons.

            LL. "Secured Debt" is defined in the Collateral Trust Agreement.

            MM. "Secured Debtholder" is defined in the Collateral Trust
      Agreement.

            NN. "Secured Debt Documents" is defined in the Collateral Trust Agreement.

            OO. "Secured Debt Representative" is defined in the Collateral Trust Agreement.

            PP. "Taxes" means all real property and personal property taxes, production taxes, assessments, permit fees, water, gas, sewer, electricity and other utility rates and charges, charges for any easement, license or agreement maintained for the benefit of the Encumbered Property, and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be charged, assessed, levied or imposed upon the Encumbered Property or the Rents and Revenues or the ownership, use, occupancy or enjoyment thereof.

            QQ. "Transportation Agreements" shall mean any contracts or agreements entered into from time to time by Trustor, or entered into by Trustor's predecessors in interest, relating to the transportation of Hydrocarbons, as any such agreement or contract may be amended, supplemented, restated or otherwise modified from time to time.

            RR. "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of California or any other applicable state, and the terms "Accounts," "Account Debtor, "As Extracted Collateral," "Chattel Paper," "Contract Rights," "Deposit Accounts," "Documents," "Electronic Chattel Paper," "General Intangibles," "Goods," "Equipment," "Fixtures," "Inventory," "Instruments," and "Proceeds" shall have the respective meanings assigned to such terms in the Uniform Commercial Code.

            SS. "Water Rights" means (including without limitation those described in Exhibit A hereto) all now or hereafter existing or acquired water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights, whether evidenced or initiated by permit, decree, well registration, appropriation not decreed, water court application, shares of stock or other interests in mutual ditch or reservoir companies or carrier ditch or reservoir companies or otherwise, appertaining or appurtenant to or beneficially used or useful in connection with the lands described in Exhibit A, together with all pumps, well casings, wellheads, electrical installations, pumphouses, meters, monitoring wells and systems, measuring devices, pipes, pipelines, and other structures or personal property which are or may be used to produce, regulate, measure, distribute, store, or use water from the said water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights.

      1.8 Grant.

      Grant of Priority Lien

      NOW, THEREFORE, Trustor, for and in consideration of the premises and of the Priority Lien Indebtedness and trusts hereinafter mentioned, has granted, bargained, sold, warranted, encumbered, assigned, transferred and conveyed, and by these presents does grant, bargain, sell, warrant, encumber, assign, pledge and hypothecate, transfer and convey unto Trustee, IN TRUST, WITH POWER OF SALE, for the use and benefit of Beneficiary, all Trustor's right, title and interest, whether now owned or hereafter acquired, in and to all of the hereinafter described properties, rights and interests; and, insofar as such properties, rights and interests consist of equipment, general intangibles, accounts, as extracted collateral, chattel paper, contract rights, deposit accounts, documents, goods, instruments, inventory, fixtures, proceeds of collateral or any other personal property of a kind or character defined in, or subject to the applicable provisions of the California Uniform Commercial Code, Trustor hereby grants to said Beneficiary, a security interest therein to the full extent of Trustor's legal and beneficial interest therein, now owned or hereafter acquired, namely:

            (a) the lands described in Exhibit A, and Leases, profit a prendre, fee, mineral, overriding royalty, royalty and other interests which are described in Exhibit A,

            (b) the presently existing and (subject to the terms of Section 6.1 hereof) hereafter arising unitization, unit operating, communitization and pooling agreements and the properties covered and the units created thereby (including, without limitation, all units formed under orders, regulations, rules, approvals, decisions or other official acts of any Governmental Authority) which are specifically described in Exhibit A or which relate to any of the properties and interests specifically described in Exhibit A,

            (c) the Hydrocarbons which are in, under, upon, produced or to be produced from or which are attributed or allocated to the lands described in Exhibit A,

            (d) the Production Sale Contracts,

            (e) the Joint Operating Agreements,

            (f) the Transportation Agreements,

            (g) the Operating Equipment,

            (h) the Permits,

            (i) the Water Rights,

            (j) the Hedging Agreements,

            (k) the Leases,

            (l) the Personalty,

            (m) the Rents and Revenues,

            (n) without duplication of any other provision of this granting clause, Equipment, Fixtures and other Goods necessary or used in connection with, and Inventory, Accounts, As Extracted Collateral, General Intangibles, Contract Rights, Chattel Paper, Deposit Accounts, Documents, Electronic Chattel Paper, Instruments and Proceeds arising from, or relating to, the properties and other interests described in Exhibit A (including Exhibit A-1), together with any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and all accounts, contracts, contract rights, options, nominee agreements, unitization or pooling agreements, operating agreements and unit operating agreements, processing agreements, farmin agreements, farmout agreements, joint venture agreements, partnership agreements (including mining partnerships), exploration agreements, bottom hole agreements, dry hole agreements, support agreements, acreage contribution agreements, surface use and surface damage agreements, net profits agreements, production payment agreements, Hedging Agreements, insurance policies, title opinions, title abstracts, title materials and information, files, records, writings, data bases, information, systems, logs, well cores, fluid samples, production data and reports, well testing data and reports, maps, seismic and geophysical, geological and chemical data and information, interpretative and analytical reports of any kind or nature (including, without limitation, reserve studies and reserve evaluations), computer hardware and software and all documentation therefor or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software and/or documentation), trade secrets, trademarks, service marks and business names and the goodwill of the business relating thereto, copyrights, copyright registrations, unpatented inventions, patent applications and patents, rights-of-way, franchises, bonds, easements, servitudes, surface leases, permits, licenses, tenements, hereditaments, appurtenances, concessions, occupancy agreements, privileges, development rights, condemnation awards, claims against third parties, general intangibles, rents, royalties, issues, profits, products and proceeds, whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid items (a) through n), inclusive, in this granting clause mentioned, and all other things of value and incident thereto (including, without limitation, any and all liens, lien rights, security interests and other properties, rights and interests) which Trustor might at any time have or be entitled to, but excluding any data or contracts with respect to which mortgaging or granting of a lien or a security interest is prohibited by existing third party agreements, all the aforesaid properties, rights and interests, together with any additions thereto which may be subjected to the lien and security interest of this Deed of Trust by means of supplements hereto, being hereinafter, collectively, called the "Encumbered Property."

      Grant of Parity Lien

      NOW, THEREFORE, Trustor, for and in consideration of the premises and the Parity Lien Obligations and trusts hereafter mentioned, has granted, bargained, sold, warranted, encumbered, assigned, transferred and conveyed, and by these presents does grant, bargain, sell, warrant, encumber, assign, pledge and hypothecate, transfer and convey unto Trustee, IN TRUST, WITH POWER OF SALE, for the use and benefit of Beneficiary, all Trustor's right, title and interest, whether now owned or hereafter acquired, in and to all of the Encumbered Property.

      Subject, however, in each case to (i) Permitted Encumbrances (including without limitation all presently existing royalties, overriding royalties, payments out of production and other burdens which are referred to in Exhibit A and which are taken into consideration in computing any percentage, decimal or fractional interest as set forth in Exhibit A), (ii) the assignment of production contained in Article IV hereof, but only insofar and so long as said assignment of production is not inoperative under the provisions of Section 4.5 hereof, and (iii) the condition that none of Trustee, Beneficiary nor any Secured Debtholder shall be liable in any respect for the performance of any covenant or obligation (including, without limitation, measures required to comply with Environmental Laws) of Trustor in respect of the Encumbered Property.

      TO HAVE AND TO HOLD the Encumbered Property for the benefit of Beneficiary, and forever to secure the payment of the Indebtedness and to secure the performance and discharge of the Obligations of Trustor herein and therein contained.

      As set forth in the separate granting clauses above, it is the intent of Trustor that such grants shall create two separate and distinct security interests in all right, title and interest of Trustor in the Encumbered Property in favor of (a) the Trustee for the benefit of the Beneficiary, for the benefit of the holders of the Priority Lien Debt, and (b) the Trustee for the benefit of the Beneficiary, for the benefit of the holders of the Parity Lien Debt.

      Notwithstanding (i) anything to the contrary contained in this instrument or any other document, filing or agreement related to the creation, attachment, perfection or existence of the liens and security interests granted herein, (ii) the time, place, order or method of attachment or perfection of such liens or security interests, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect such security interests, and (iv) the rules for determining priority under any law governing the relative priorities of secured creditors, the lien securing the Parity Lien Indebtedness is subordinated and junior in priority to the lien securing the Priority Lien Indebtedness.

      Trustor, in consideration of the Secured Debt as set forth above, hereby covenants and agrees with each of Trustee and Beneficiary:

                                  ARTICLE II.

                              INDEBTEDNESS SECURED

      2.1 Items of Indebtedness Secured. The following items of indebtedness are secured hereby:

            (a) The Priority Lien Debt (including future advances to be made with respect thereto), and all other Obligations of Trustor under the Priority Lien Documents;

            (b) The Parity Lien Debt (including future advances to be made with respect thereto), and all other Obligations of Trustor under the Parity Lien Documents;

            (c) All Obligations under any other Priority Lien Debt or Parity Lien Debt;

            (d) Any sums advanced or expenses or costs incurred by Trustee, Beneficiary or any Secured Debtholder, or by any receiver appointed hereunder, which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate herein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed;

            (e) Any and all other indebtedness of Trustor or any Affiliate of Trustor to Beneficiary now or hereafter owing, whether direct or indirect, primary or secondary, fixed or contingent, joint or several, regardless of how evidenced or arising, where the indebtedness provides that it is secured hereby; and

            (f) Any extensions, refinancings, modifications or renewals of all such indebtedness described in subparagraphs (a) through (e) above, whether or not Trustor executes any extension agreement or renewal instrument.

      2.2 Indebtedness Defined. All the above items of indebtedness described in subparagraphs (a) of Section 2.1 and subparagraphs (c) through (f) of Section
2.1 hereof in respect of the Priority Lien Debt, are hereinafter collectively referred to as the "PRIORITY LIEN INDEBTEDNESS." And all the above items of indebtedness described in subparagraphs (b) of Section 2.1 and subparagraphs (c) through (f) of Section 2.1 hereof in respect of the Parity Lien Debt, are hereinafter collectively referred to as the "PARITY LIEN INDEBTEDNESS"; the Priority Lien Indebtedness and the Parity Lien Indebtedness are collectively referred to as the "INDEBTEDNESS".

      2.3 Valid and Subsisting First Lien. Trustor hereby acknowledges and agrees that, except as otherwise provided by the Secured Debt Documents, the Existing Mortgage constitutes a valid and subsisting first lien on the portion of the Encumbered Property encumbered thereby, and that none of the rights and liens existing thereunder shall be impaired or released hereby, and that the same as amended and restated hereby shall remain in full force and effect, and all rights and liens existing and to exist thereunder are renewed, extended, carried forward, and conveyed to secure all of the Indebtedness hereinabove mentioned.

      2.4 Amended and Restated Deed of Trust. The Existing Mortgage is amended and restated in full hereby in order to, among other things, secure all of the Indebtedness herein described or referred to as if reference to such Indebtedness were fully described in the Existing Mortgage. None of the rights, titles, and interests, existing or to exist under the Existing Mortgage are hereby released, diminished or impaired.

      2.5 No Impairment or Discharge of Liens. It is the express intention of all parties hereto that the Secured Debtholders are subrogated to all of the rights, powers, and equities of the original lenders and beneficiary under the Existing Mortgage, that the liens created hereby shall relate back to and be effective as of the effective date of the Existing Mortgage and that nothing contained herein shall be construed to impair or discharge the liens and security interests created thereby.

                                  ARTICLE III.

                      PARTICULAR COVENANTS, REPRESENTATIONS
                            AND WARRANTIES OF TRUSTOR

      3.1 Payment of the Indebtedness and Performance of Obligations. Trustor will duly and punctually pay the Indebtedness, as and when called for in the Secured

Debt Documents and on or before the due dates thereof, and will timely perform and discharge all of the Obligations in full and on or before the dates same are to be performed and discharged.

      3.2 Certain Representations and Warranties. Trustor represents and warrants (and with respect to those matters set forth in the following subsections (b) and (f), as to those portions of the Encumbered Property that are operated by persons other than Trustor or a Subsidiary of Trustor, Trustor makes such representation and warranty to the best of its knowledge) that

            (a) the oil and gas leases described in Exhibit A hereto are valid, subsisting leases, superior and paramount to all other oil and gas leases respecting the properties to which they pertain,

            (b) all producing wells located on the lands described in Exhibit A (including Exhibit A-1) have been drilled, operated and produced in conformity with all Applicable Laws of all Governmental Authorities having jurisdiction, and are subject to no penalties on account of past production, and such wells are in fact bottomed under and are producing from, and the well bores are wholly within, the lands described in Exhibit A or lands pooled or unitized therewith,

            (c) Trustor, to the extent of the interest specified in Exhibit A (including Exhibit A-1), has valid and indefeasible title to each property right or interest constituting the Encumbered Property described in Exhibit A (including Exhibit A-1) and has a good and legal right to grant and convey the same to Trustee; such interest entitles Trustor to receive not less than the share of Hydrocarbons from such property indicated as its net revenue interest or "NRI" share of such Hydrocarbons, and obligates Trustor to pay for not more than the share of operating and other costs, liabilities and expenses associated with such property indicated as its working interest or "Wl" share of such costs, liabilities and expenses,

            (d) excepting the Permitted Encumbrances, the Encumbered Property is free from all encumbrances or liens whatsoever,

            (e) Trustor is not obligated, by virtue of any prepayment under any contract providing for the sale by Trustor of Hydrocarbons which contains a "take or pay" clause or under any similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor,

            (f) the Encumbered Property is currently being operated, maintained and developed, in all material respects, in accordance with all applicable currently existing Permits, Legal Requirements and all Applicable Laws (including, without limitation, Environmental Laws),

            (g) the cover page to this Deed of Trust lists the correct legal name of Trustor and Trustor has not been known by any legal name different from the one set forth on the cover page of this Deed of Trust,

            (h) the execution, delivery, and performance by Trustor of this Deed of Trust (i) are within Trustor's corporate powers and have been duly authorized by Trustor's Board of Directors, shareholders and all other requisite corporate action, (ii) have received all (if any) requisite prior governmental approval and consent in order to be legally binding and enforceable in accordance with the terms thereof, and (iii) will not violate, be in conflict with, result in a breach or constitute (with due notice or lapse of time, or both) a default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Trustor's property or assets, except as contemplated by the provisions of the Secured Debt Documents, and

            (i) except as permitted by the Secured Debt Documents, there are no actions, suits or proceedings pending, or to the knowledge of Trustor threatened, against or affecting Trustor or the Encumbered Property that could materially adversely affect Trustor or the Encumbered Property, or involving the validity or enforceability of this Deed of Trust or the priority of the liens and security interests created by the Secured Debt Documents, and no event has occurred (including specifically Trustor's execution of this Deed of Trust which will violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a material default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Trustor's property other than the liens and security interests created by the Secured Debt Documents.

      3.3 Further Assurances. Trustor will warrant and forever defend the Encumbered Property unto Trustee and Beneficiary, as the case may be, against every person whomsoever lawfully claiming the same or any part thereof, subject to Permitted Encumbrances, and Trustor will maintain and preserve the lien and security interest hereby created so long as any of the Indebtedness remains unpaid. Trustor will execute and deliver such other and further instruments and will do such other and further acts as may be required pursuant to the Collateral Trust Agreement and/or any Secured Debt Documents to carry out more effectually the purposes of this Deed of Trust, including, without limiting the generality of the foregoing, (i) prompt correction of any defect which may hereafter be discovered in the title to the Encumbered Property or in the execution and acknowledgment of this Deed of Trust, the Secured Debt Documents, or any other document executed in connection herewith, and (ii) at any time a Secured Debt Representative may request and upon such request, promptly execute all notices to parties operating, purchasing or receiving proceeds of production of Hydrocarbons from the Encumbered Property, and all division orders or transfer orders needed in order to transfer effectually or to assist in transferring effectually to the Beneficiary the assigned proceeds of production from the Encumbered Property, which notices, division orders and transfer orders shall be held by such Secured Debt Representative and delivered upon an Event of Default.

      3.4 Operation of the Encumbered Property. So long as the Indebtedness or any part thereof remains unpaid, and whether or not Trustor is the operator of any particular part of the Encumbered Property, Trustor shall, at Trustor's own expense:

            (a) Do all things necessary to keep unimpaired Trustor's rights in the Encumbered Property and not abandon any well or forfeit, surrender or release any Lease, except that Trustor may, in the ordinary course of business, (i) plug and abandon any well no longer capable of producing Hydrocarbons in paying quantities, (ii) surrender or release any Lease or a portion thereof so long as no well capable of producing Hydrocarbons in paying quantities is located on such Lease or a portion thereof or production from any such well is attributed to such Lease or a portion thereof, (iii) surrender or release any Lease or a portion thereof on which no producing well has ever been drilled or which has never been held by production from another well unless Proven Reserves (as defined in any Secured Debt Document) are attributed to such Lease or a portion thereof and (iv) abandon, forfeit, surrender or release any other portion of the Encumbered Property to the extent permitted under the then existing Secured Debt Documents;

            (b) Obtain and maintain all required Permits and cause the lands described in Exhibit A to be maintained, developed, protected against drainage, and operated for the production of Hydrocarbons in a good and workmanlike manner as would a prudent operator, and consistent with industry practices, Joint Operating Agreements, and all Applicable Laws, excepting those being contested in good faith; and plug and abandon wells no longer capable of producing Hydrocarbons in paying quantities in accordance with all Applicable Laws, Legal Requirements and the terms and conditions of applicable Leases; and remediate the lands described in Exhibit A and facilities located thereon in accordance with all Applicable Laws, Legal Requirements and the terms and conditions of applicable Leases;

            (c) Duly pay and discharge, or cause to be paId and discharged, promptly as and when due and payable, all rentals and royalties (including shut-in royalties) payable in respect of the Encumbered Property (other than rentals under Leases that are surrendered pursuant to the foregoing
      Section 3.4(a)), and all expenses incurred in or arising from the operation or development of the Encumbered Property not later than the due date thereof, or the day any fine, penalty, interest or cost may be added thereto or imposed, or the day any lien may be filed, for the non-payment thereof (if such day is used to determine the due date of the respective item) except as to such matters which are being contested by Trustor in good faith;

            (d) Cause the Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and all repairs, renewals, replacements, additions and improvements thereof or thereto, needful to the production of Hydrocarbons from the lands described in Exhibit A, to be promptly made;

            (e) Not, except as permitted under the Secured Debt Documents, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, lien

      (statutory, constitutional or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the Secured Debt Documents, with, respect to all or any portion of the Encumbered Property, the Leases or the Rents and Revenues other than (1) the Permitted Encumbrances, (2) Taxes constituting a lien but not due and payable, (3) defects or irregularities in title, and liens, charges or encumbrances, which are customarily viewed in the industry as not interfering materially with the development, operation or value of the Encumbered Property and not such as to affect materially title thereto, and (4) those being contested by Trustor in good faith in such manner as not to jeopardize Beneficiary's rights in and to the Encumbered Property;

            (f) Carry with financially sound and reputable insurance companies and in amounts as is customary in the industry or as otherwise required pursuant to the Secured Debt Documents, the following insurance: (1) workmen's compensation insurance and public liability and property damage insurance in respect of all activities in which Trustor might incur personal liability for the death of or injury to an employee or third person, or damage to or destruction of another's property; and (2) to the extent such insurance is carried by similar companies engaged in similar undertakings in, the same general areas in which the Encumbered Property, is located, insurance in respect of the Operating Equipment, against loss or damage by fire, lightning, hail, tornado, explosion and other similar risks, hazards, casualties and contingencies (including business interruption insurance covering loss of Rents and Revenues); provided, that any such insurance may be provided by way of self insurance to the extent that similar companies engaged in similar undertakings in the same general areas also self-insure. Each insurance policy issued in connection therewith shall provide by way of endorsements, riders or otherwise that
      (i) name Beneficiary as a loss payee on all property insurance policies and an additional insured on all liability insurance policies, and provide that proceeds from property insurance policies will be payable to Beneficiary as its interest may appear, which proceeds are hereby assigned to Beneficiary, it being agreed by Trustor that such payments shall be applied A) if there be no Event of Default existing or which would exist but for due notice or lapse of time, or both, to the restoration, repair or replacement of the Encumbered Property, or B) if there be an Event of Default existing, or which would exist but for due notice or lapse of time, or both, in accordance with the provisions of the Collateral Trust Agreement, either for the above stated purpose or toward the payment of the Indebtedness; (ii) the coverage of Beneficiary shall not be terminated, reduced or affected in any manner regardless of any breach or violation by Trustor of any warranties, declarations or conditions in such policy; (iii) no such insurance policy shall be canceled, endorsed, altered or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer shall have first given Beneficiary and each Secured Debt Representative thirty (30) days prior written notice thereof; and (iv) Beneficiary may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or re-issuance and such payments shall be accepted by the insurer to prevent the same. Beneficiary and each Secured Debt Representative shall be furnished with a certificate evidencing such coverage in form and content comparable to coverage typically provided in the industry. All policies to be maintained under this Deed of Trust are to be issued on forms and by companies and with endorsements as are customary in the industry. Trustor shall maintain insurance in an amount sufficient to prevent Trustor from becoming a co-insurer under any policy required hereunder. If Trustor fails to maintain the level of insurance required under this Deed of Trust, then Trustor shall and hereby agrees to indemnify Beneficiary to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained;

            (g) Furnish to Beneficiary and each Secured Debt Representative, as soon as possible and in any event within five (5) days after the occurrence from time to time of any change in the address of Trustor's location (as described on the signature page hereto) or in the name of Trustor, notice in writing of such change;

            (h) Not initiate or acquiesce in any change in any material zoning or other land use or Water Rights classification now or hereafter in effect and affecting the Encumbered Property or any part thereof;

            (i) Notify Beneficiary and each Secured Debt Representative in writing, as soon as possible and in any event within five (5) days after it shall become aware of the occurrence of any Event of Default or any event which, with notice, the passage of time or both would be such an Event of Default;

            (j) Appear and defend, and hold Beneficiary and any Secured Debtholder harmless from, any action, proceeding or claim affecting the Encumbered Property or the rights and powers of Beneficiary or Secured Debtholders under the Secured Debt Documents, and all costs and expenses incurred by Beneficiary or any Secured Debtholder in protecting its interests hereunder in such an event (including all court costs and attorneys' fees) shall be borne by Trustor;

            (k) Subject to Trustor's right to contest the same, promptly pay all Taxes legally imposed upon this instrument or upon the Encumbered Property or upon the income and profits thereof, or upon the interest of Beneficiary therein; provided that Trustor shall not be liable for taxes accruing after a transfer of the Encumbered Property following a foreclosure;

            (l) Comply with, conform to and obey, in all material respects, all present and future Legal Requirements and not use, maintain, operate, occupy, or allow the use, maintenance, operation or occupancy of, the Encumbered Property in any manner which (a) violates any present and future Legal Requirement, (b) may be dangerous unless safeguarded as required by Applicable Law, (c) constitutes a public or private nuisance or (d) makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto; and

            (m) Not, except as authorized under the Secured Debt Documents, permit any of the Fixtures or Personalty to be removed at any time from the lands described in Exhibit A unless (i) the removed item is removed temporarily for maintenance and repair, (ii) if removed permanently, is replaced by an article of equal suitability and value, owned by Trustor, free and clear of any lien or security interest or (iii) such Fixtures or Personalty are removed in connection with the plugging and abandoning of wells, or abandonment of other facilities, in each case as permitted by this Deed of Trust.

      3.5 Performance of Leases. Trustor will: (a) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon it under each of the Leases; (b) subject to the exceptions provided for in Section 3.4(a), not voluntarily terminate, cancel or waive its rights or the obligations of any other party under any of the Leases; (c) subject to the exceptions provided for in Section 3.4(a), use all reasonable efforts to maintain each of the Leases in force and effect during the full term thereof, and (d) appear in and defend (or cause its operator to appear in and defend) any action or proceeding arising under or in any manner connected with any of the Leases or the representations, warranties, covenants and agreements of it or the other party or parties thereto.

      3.6 Recording, etc. Trustor will promptly, and at Trustor's expense, record, register, deposit and file this and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to preserve, protect and renew the lien and security interest hereof as a first lien on and prior perfected security interest in real or personal property, as the case may be, and the rights and remedies of Beneficiary and Secured Debtholders, and otherwise will do and observe all things or matters necessary or expedient to be done or observed by reason of any Applicable Law, for the purpose of effectively creating, maintaining and preserving the lien and security interest hereof on and in the Encumbered Property.

      3.7 Sale or Deed of Trust of the Encumbered Property. Except (a) as set forth in Section 6.1 of this Deed of Trust; (b) for sales of severed Hydrocarbons in the ordinary course of Trustor's business; (c) for sales of or dispositions of surplus, obsolete or worn inventory or equipment; (d) for the lien and security interest created by this Deed of Trust; (e) for Permitted Encumbrances; and (f) for sales, exchanges or other dispositions of Encumbered Property permitted under the Secured Debt Documents governing Priority Lien Debt and permitted under the Secured Debt Documents governing Parity Lien Debt, Trustor will not sell, convey, mortgage, pledge, hypothecate, pool, unitize or otherwise dispose of or encumber the Encumbered Property nor any portion thereof, nor any of Trustor's right, title or interest therein, and Trustor will not enter into any arrangement with any gas pipeline company or other consumer of Hydrocarbons regarding the Encumbered Property whereby said gas pipeline company or consumer may set off any claim against Trustor by withholding payment for any Hydrocarbons actually delivered.

      3.8 Records, Statements and Reports. Trustor will keep proper books of record and account in which complete and correct entries will be made of Trustor's transactions in accordance with generally accepted accounting principles and will furnish or cause to be furnished to each Secured Debt Representative such information concerning the business, affairs and financial condition of Trustor as required under the Secured Debt Documents. Without limiting the generality of the foregoing, Trustor shall furnish to Beneficiary and each Secured Debt Representative, but not more than every six (6) months:
(a) reports prepared by a reputable national independent petroleum engineer regularly engaged by Trustor or other engineering firm acceptable to the Credit Agreement Agent concerning (1) the quantity of Hydrocarbons recoverable from the Encumbered Property, (2) the projected income and expense attributable to the Encumbered Property, and (3) the expediency of any change in methods of treatment or operation of all or any wells productive of Hydrocarbons, any new drilling or development, any method of secondary recovery by repressuring or otherwise, or any other action with respect to the Encumbered Property, the decision as to which may increase or reduce the quantity of Hydrocarbons ultimately recoverable or the rate of production thereof, and (b) reports for the prior period showing the gross proceeds from the sale of Hydrocarbons produced from the lands described in Exhibit A (including any thereof taken by Trustor for Trustor's own use), the quantity of such Hydrocarbons sold, the severance, gross production, occupation, or gathering taxes deducted from or paid out of such proceeds and the number of wells operated, drilled or abandoned.

      3.9 Right of Entry.

            (a) Upon at least twenty-four (24) hours notice to Trustor, Trustor will permit Beneficiary, each Secured Debt Representative and/or the agents of either of them, at the cost and expense of Trustor, to enter upon the Encumbered Property and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof, and shall permit reasonable access to the field offices and other offices (to the fullest extent that Trustor may do so under the terms of the applicable Joint Operating Agreements and other applicable agreements affecting the Encumbered Property), including the principal place of business, of Trustor to inspect and examine the Encumbered Property and to inspect, review and reproduce as necessary any books, records, accounts, contracts or other documents of Trustor, it being understood that any non-public information obtained in connection therewith shall be subject to the relevant confidentiality provisions of the Secured Debt Documents then in effect.

            (b) Without limiting the generality of the foregoing, Beneficiary shall have the right (but shall not be obligated to), and each Secured Debt Representative and its agents shall have the right (to the fullest extent that Trustor may do so under the terms of the applicable Joint Operating Agreements and other applicable agreements affecting the Encumbered Property), on twenty-four (24) hours prior notice to Trustor to enter the Encumbered Property to conduct (at the cost and expense of Trustor), or to cause Trustor to conduct (at the cost and expense of Trustor), such tests and investigations as may be necessary to determine whether any hazardous materials or solid waste is being generated, transported, stored, or disposed of in accordance with applicable Environmental Laws. Such tests and investigations may include, without limitation, underground borings, ground water analyses and borings from the floors, ceilings and walls of any improvements located on the Encumbered Property. This Section 3.9 shall not be construed to affect or limit the obligations of Trustor pursuant to Section 3.4 hereof.

            (c) Neither Beneficiary nor any Secured Debt Representative shall have any duty to visit or observe the Encumbered Property, or to conduct tests, and no site visit, observation or testing by any such person (or its agents and independent contractors) shall impose any liability on any such person nor shall Trustor or any other obligor be entitled to rely on any such visit, observation or testing in any respect. Beneficiary or a Secured Debt Representative may, but shall not be obligated to, disclose to Trustor or, subject to the relevant confidentiality provisions of the Secured Debt Documents then in effect, any other Person, including any Governmental Authority, any report or finding made as a result of, or in connection with, any site visit, observation or testing. Trustor agrees that neither Beneficiary nor any Secured Debt Representative makes any warranty or representation to Trustor or any other obligor regarding the truth, accuracy or completeness of any such report or findings that may be so disclosed. Trustor also acknowledges that, depending upon the results of any site visit, observation or testing disclosed to Trustor, Trustor may have a legal obligation to notify one or more Governmental Authorities of such results, that such reporting requirements are site-specific, and are to be evaluated by Trustor without advice or assistance from Beneficiary or any Secured Debt Representative.

      3.10 Taxes. Subject to Trustor's right to contest the same, Trustor will promptly pay all taxes, assessments and governmental charges legally imposed upon this instrument or upon the Encumbered Property, or upon the interest of Beneficiary therein, or upon the income and profits thereof.

      3.11 No Governmental Approvals. Trustor represents and warrants that (a) no approval or consent of any regulatory or administrative commission or authority, or of any other governmental body, is necessary to authorize the execution and delivery of this Deed of Trust, or to authorize the observance or performance by Trustor of the covenants herein, or that such approvals as are required have been obtained or will be obtained promptly and (b) Trustor has obtained all Permits which are necessary for the operation of the Encumbered Property.

      3.12 Environmental Laws. Trustor represents and warrants, to the best of its knowledge after due inquiry that, except as permitted by the Secured Debt Documents, the Encumbered Property is in material compliance with all applicable Environmental Laws; there are no conditions existing currently which would be likely to subject Trustor to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or assertions thereof, or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by Trustor; Trustor is not a party to any litigation or administrative proceedings, nor so far as is known by Trustor is any litigation or administrative proceeding threatened against it, which asserts or alleges that Trustor has violated or is violating Environmental Laws or that Trustor is required to clean up, remove or take remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials; neither the Encumbered Property nor Trustor is subject to any judgment, decree, order or citation related to or arising out of Environmental Laws and neither has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any Environmental Laws. Trustor has also obtained all permits, licenses or approvals required under applicable Environmental Laws which are necessary for its current exploration, use, and development activities at the Encumbered Property; and to Trustor's knowledge after reasonable investigation all use, generation, manufacturing, release, discharge, storage, deposit, treatment, recycling or disposal of any materials on, under or at the Encumbered Property or transported to or from the Encumbered Property (or tanks or other facilities thereon containing such materials) are being and will be conducted in accordance, in all material respects, with applicable Environmental Laws including without limitation those requiring cleanup, removal or any other remedial action.

      3.13 Corporate Status. Trustor will continue to be duly qualified to transact business in California and each state where the conduct of its business requires it to be qualified, and will not, unless permitted pursuant to the Secured Debt Documents, consolidate or merge with any other partnership, company, corporation or other Person.

      3.14 Taxpayer I.D. Number. The taxpayer identification number of Trustor is 77-0212977. The taxpayer identification number of Beneficiary is 13-5160382.

                                  ARTICLE IV.

                            ASSIGNMENT OF PRODUCTION

      4.1 Assignment.

            (a) Trustor hereby absolutely and irrevocably (a) transfers, assigns, warrants and conveys, to Beneficiary, effective as of July 1, 2003, at 7:00 A.M., local time, all Hydrocarbons which are thereafter produced from and which accrue to the Encumbered Property, and all proceeds therefrom, and (b) gives to and confers upon Beneficiary the right, power and authority to collect such Hydrocarbons and proceeds. Subject to the terms of Section 4.1 (b), all parties producing, purchasing or receiving any such Hydrocarbons, or having such, or proceeds therefrom, in their possession for which they or others are accountable to Beneficiary by virtue of the provisions of this Article IV, are authorized and directed to treat and regard Beneficiary as the assignee and transferee of Trustor and entitled in Trustor's place and stead to receive such Hydrocarbons and all proceeds therefrom; and said parties and each of them shall be fully protected in so treating and regarding Beneficiary and shall be under no obligation to see to the application by Beneficiary of any such proceeds or payments received by it;

      provided, however, that, until Beneficiary or any Secured Debt Representative shall have instructed such parties that an Event of Default has occurred and to deliver such Hydrocarbons and all proceeds therefrom directly to Beneficiary, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom directly to Trustor. So long as no Event of Default has occurred, Trustor shall be entitled to receive directly from such parties, and keep and retain, all such proceeds from the sale of such Hydrocarbons.

            (b) Upon the occurrence of an Event of Default (provided that the Secured Debt Representative shall not give such instructions and notice under this Article IV unless such Event of Default shall then be continuing) any Secured Debt Representative may at any time (and from time to time) thereafter give notice thereof to any party producing, purchasing or receiving any such Hydrocarbons, or having such, or proceeds therefrom, in their possession for which they or others are accountable to Beneficiary, that said Hydrocarbons and products are to be delivered into pipelines connected with the oil and gas leases, or to the purchaser thereof, free and clear of all Taxes, and the proceeds from the sale of such Hydrocarbons paid directly to Beneficiary in accordance with Section
      4.5 of this Deed of Trust. Said parties producing, purchasing or receiving any such Hydrocarbons, or having such, or proceeds therefrom, in their possession for which they or others are accountable to Beneficiary by virtue of the provisions of this Article IV, shall be fully protected in relying on any such Secured Debt Representative's determination and notice of the occurrence of an Event of Default. Trustor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be required pursuant to the Collateral Trust Agreement or any of the Secured Debt Documents in order to have said revenues and proceeds so paid to Beneficiary, as and when provided in this Article IV. With respect to any funds received by Beneficiary, Beneficiary is fully authorized to (but shall not be obligated to) receive and give receipt for any such revenues and proceeds that are received by Beneficiary; to endorse and cash any and all checks and drafts payable to the order of Trustor or Beneficiary for the account of Trustor received from or in connection with said revenues or proceeds and apply the proceeds thereof in accordance with Section 4.2 hereof, and to execute transfer and division orders in the name of Trustor, or otherwise, with warranties binding Trustor. The assignment of the Hydrocarbons and proceeds in this Section 4.1 is intended to be an absolute assignment from Trustor to Beneficiary and not merely the passing of a security interest. Such Hydrocarbons and proceeds are hereby assigned absolutely by Trustor to Beneficiary.

      4.2 Application of Proceeds. All payments received by Beneficiary pursuant to Section 4.1 hereof shall be placed in a cash collateral account to be applied in accordance with the provisions of the Collateral Trust Agreement.

      4.3 No Liability of Beneficiary in Collecting. Beneficiary is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned (and no such failure shall be deemed to be a waiver of any right of Beneficiary under this Article

IV) and from all other responsibility in connection therewith, except the responsibility to account to Trustor for funds actually received.

      4.4 Assignment Not a Restriction on Beneficiary's Rights. Nothing herein contained shall detract from or limit the absolute obligation of Trustor to make payment of the Indebtedness regardless of whether the proceeds assigned by this
Article IV are sufficient to pay the same, and the rights under this Article IV shall be in addition to all other security now or hereafter existing to secure the payment of the Indebtedness.

      4.5 Status of Assignment. Notwithstanding the other provisions of this
Article IV and in addition to the other rights hereunder, Beneficiary or any receiver appointed in judicial proceedings for the enforcement of this Deed of Trust shall have the right to receive all of the Hydrocarbons herein assigned and the proceeds therefrom after the occurrence and during the continuance of any Event of Default and to apply all of said proceeds as provided in Section
4.2 hereof. Upon any sale of the Encumbered Property or any part thereof pursuant to Article V, the rents, issues, profits and Hydrocarbons thereafter produced from the property so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article IV.

      4.6 Indemnification Obligation. The following provisions shall apply to, and be deemed in each case to modify, each of the provisions of this Deed of Trust (except those set forth in Section 3.10 hereof) and the other Secured Debt Documents (except to the extent otherwise expressly provided therein) wherein Trustor is obligated to indemnify each of the Indemnified Persons:

            (a) Trustor agrees to indemnify Beneficiary, the Secured Debtholders, Trustee and their respective employees, affiliates, agents and attorneys, under the Deed of Trust and any successors or substitute trustee under the Deed of Trust, against all legal and administrative proceedings for which a claim for indemnification may be made by the Indemnified Person (herein, collectively, called "Indemnification Claims") made against or incurred by them or any of them as a consequence of the assertion, either before or after the payment in full of the Indebtedness, that they or any of them received Hydrocarbons herein assigned or the proceeds thereof claimed by third persons and Beneficiary, Secured Debtholders, and Trustee shall have the right to defend against any such Indemnification Claims, employing attorneys therefor, and unless furnished with reasonable indemnity, they or any of them shall have the right to pay or compromise and adjust all such Indemnification Claims. Trustor will indemnify and pay to Beneficiary, Secured Debtholders and Trustee any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against such persons. The obligations of Trustor as hereinabove set forth in this Section 4.6 shall survive the release termination, foreclosure or assignment of this Deed of Trust or any sale hereunder.

            (b) Trustor shall pay when due any judgments with respect to an Indemnification Claim against any of the Indemnified Persons and which are rendered by a final order or decree of a court of competent jurisdiction from which no further appeal may be taken or has been taken within the applicable appeal period. In the event that such payment is not made, any of the Indemnified Persons at its sole discretion may pay any such judgments, in whole or in part, and look to Trustor for reimbursement pursuant to this Deed of Trust, or may proceed to file suit against Trustor to compel such payment.

            (c) Any amount which Trustor is obligated to pay to or for the benefit of an Indemnified Person with respect to an Indemnification Claim, but which is not paid when due, shall bear interest at the applicable rate set forth under the Secured Debt Documents from the date such amount is due until such amount is paid.

                                   ARTICLE V.

                           ENFORCEMENT OF THE SECURITY

      5.1 REMEDIES. Upon the occurrence of an Event of Default, the Beneficiary may:

            (a) Commence an action to foreclose this instrument as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof.

            (b) Exercise any or all of the remedies available to a secured party under the Uniform Commercial Code of the State of California, including, but not limited to:

                  (i) Either personally or by means of a court appointed
            receiver, take possession of all or any of the personal property constituting a part of the Encumbered Property and exclude therefrom the Trustor and all others claiming under the Trustor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of the Trustor in respect of such personal property or any part thereof. In the event the Secured Debt Representative demands or attempts to take possession of such personal property in the exercise of any rights under the Secured Debt Documents or any document executed in connection therewith, the Trustor promises and agrees promptly to turn over and deliver complete possession thereof to the Secured Debt Representative;

                  (ii) Without notice to or demand upon the Trustor, make such payments and do such acts as the Secured Debt Representative may deem necessary to protect its security interest in such personal property, including without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority to pay all expenses incurred in connection therewith;

                  (iii) Require the Trustor to assemble such personal property or any portion thereof, at a place designated by the Secured Debt Representative and reasonably convenient to both parties, and promptly to deliver such personal property to the Secured Debt Representative, or an agent or representative designated by it. The Secured Debt Representative, and its agents and representatives shall have the right to enter upon any or all of the Trustor's premises and property to exercise the Secured Debt Representative's rights hereunder;

                  (iv) Elect to treat the fixtures constituting a part of the
            Encumbered Property as either real property collateral or personal property collateral and then proceed to exercise such rights as apply to such type of collateral; and

                  (v) Sell, lease or otherwise dispose of such personal property at public sale, with or without having such personal property at the place of sale, and upon such terms and in such manner as the Secured Debt Representative may determine, and the Secured Debt Representative may be a purchaser at any such sale.

      Unless such personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Debt Representative shall give the Trustor at least ten (10) days prior written notice of the time and place of any public sale of such personal property or other intended disposition thereof. Such notice may be mailed to the Trustor at the address set forth on the signature page(s) of this instrument.

            (c) Deliver to the Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause the Trustor's interest in the Encumbered Property to be sold, which notice the Trustee or the Secured Debt Representative shall cause to be duly filed for record in the Official Records of the county or counties in which the Encumbered Property is located.

            (d) Any other remedy permitted to be exercised by the beneficiary of a deed of trust or a secured party or both under the laws of the State of California.

      5.2 Foreclosure By Power of Sale. Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this instrument and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

            (a) Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Trustor such Notice of Default and Election to Sell as then required by law and by this instrument. Trustee shall, without demand on Trustor, after lapse of such time as may then be required by law and after recordation of such Notice of Default and after Notice of Sale having been given as required by law, sell the Encumbered Property at the time and place of sale fixed by it in said Notice of Sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers.

            (b) After deducting all costs, fees and expenses of Trustee and of this Trust, including costs of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at the highest rate of interest from time-to-time accruing under and as provided in the Secured Debt Documents; all other sums then secured hereby and the remainder, if any, to the person or persons legally entitled thereto.

            (c) Trustee may postpone sale of all or any portion of the Encumbered Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

      5.3 Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary, as a matter of right and without notice to Trustor or anyone claiming under Trustor, and without regard to the then value of the Encumbered Property or the interest of Trustor therein, shall have the right to (but shall not be obligated to) apply to any court having jurisdiction to appoint a receiver or receivers of the Encumbered Property, and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in Section 5.4 of this instrument and shall continue as such and exercise all such powers until the date of confirmation of sale of the Encumbered Property unless such receivership is sooner terminated.

      5.4 Operation of the Encumbered Property by Beneficiary. If an Event of Default shall have occurred and be continuing, and in addition to all other rights herein conferred on Beneficiary, Beneficiary (or any person, firm or corporation designated by Beneficiary) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Encumbered Property, and to exclude Trustor, and

Trustor's agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that Trustor shall be at the time entitled and in its place and stead. Beneficiary, or any person, firm or corporation designated by Beneficiary, may operate the same without any liability to Trustor in connection with such operations, except to use ordinary care in the operation of such properties, and Beneficiary or any person, firm or corporation designated by Beneficiary, shall have the right to (but shall not be obligated to) collect, receive and receipt for all rents, issues, profits and Hydrocarbons from said properties, to make repairs, purchase machinery and equipment, conduct work-over operations, drill additional wells and to exercise every power, right and privilege of Trustor with respect to the Encumbered Property. When and if the expenses of such operation and development (including costs of unsuccessful work-over operations or additional wells) have been paid and the Indebtedness paid, said properties shall, if there has been no sale or foreclosure, be returned to Trustor.

      5.5 Trustor's Waiver of Rights. Trustor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Encumbered Property, and (ii) the benefit of all laws that may be hereafter enacted in any way extending the time for the enforcement of the collection of the Secured Debt or creating or extending a period of redemption from any sale made in collecting said debt. To the full extent Trustor may do so, Trustor agrees that Trustor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Trustor, for Trustor, Trustor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Encumbered Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created. If any law referred to in this Section and now in force, of which Trustor, Trustor's heirs, devisees, representatives, successors and assigns or other person might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section. Trustor expressly waives and relinquishes any and all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties.

      5.6 Remedies Not Exclusive. Trustee and Beneficiary, and each of them, shall be entitled to enforce payment and performance of any Indebtedness or obligations secured hereby and to exercise all rights and powers under this Deed of Trust or under the Collateral Trust Agreement or any other Secured Debt Document or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Trustee's or Beneficiary's right to realize upon or enforce any other security now or hereafter held by Trustee or Beneficiary, it being agreed that Trustee and Beneficiary, and each of them, shall be entitled to enforce this instrument and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by the Collateral Trust Agreement or any other Secured Debt Document to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary and either of them may pursue inconsistent remedies.

                                  ARTICLE VI.

                            MISCELLANEOUS PROVISIONS

      6.1 Pooling and Unitization. Trustor shall have the right, and is hereby authorized, to pool or unitize all or any part of the lands described in Exhibit A, insofar as relates to the Encumbered Property, with adjacent lands, leaseholds and other interests, when, in the reasonable judgment of Trustor, it is necessary or advisable to do so in order to form a drilling and/or production unit to facilitate the orderly development of that part of the Encumbered Property affected thereby, or to comply with the requirements of any Applicable Law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom; provided, however, that any unit so formed for the production of oil shall not substantially exceed 160 acres, and any unit so formed for the production of gas shall not substantially exceed 640 acres, unless a larger area is required to conform to an Applicable Law or governmental order or regulation relating to the spacing of wells or to obtain the maximum allowable production under any Applicable Law or governmental order or regulation relating to the proration of production therefrom; and further provided that the Hydrocarbons produced from any unit so formed shall be allocated among the separately owned tracts or interests comprising the unit in a uniform manner consistently applied; and further provided that all interests owned by Trustor in such unit shall be included within the Encumbered Property. Any unit so formed may relate to one or more zones or horizons, and a unit formed for a particular zone or horizon need not conform in area to any other unit relating to a different zone or horizon, and a unit formed for the production of oil need not conform in area with any unit formed for the production of gas. Promptly after formation of any such unit, Trustor shall furnish to Beneficiary and each Secured Debt Representative a true copy of the pooling agreement, declaration of pooling or other instrument creating such unit. The interest in any such unit attributable to the Encumbered Property (or any part thereof) included therein shall become a part of the Encumbered Property and shall be subject to the lien hereof in the same manner and with the same effect as though such unit and the interest of Trustor therein were specifically described in Exhibit A. Trustor is further authorized to amend, modify or terminate any pooling or unitization agreement or order to which Trustor is a party or the Encumbered Property is subject, provided that such action does not conflict with the provisions of this Deed of Trust, including this Section 6.1. Trustor may enter into, or amend, modify or terminate, pooling or unitization agreements not hereinabove authorized only as permitted under the Secured Debt Documents.

      6.2 No Liability. None of Beneficiary, Trustee, any Secured Debt Representative or any of their agents shall be liable for any error of judgment or act done in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for their gross negligence or willful misconduct. None of Beneficiary, Trustee, any Secured Debt Representative or any of their agents shall be personally liable in case of entry by them, or anyone entering by virtue of the powers herein granted them, upon the Encumbered Property for debts contracted or liability or damages incurred in the management or operation of the Encumbered Property. Such persons shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by them hereunder, believed by them in good faith to be genuine. Beneficiary, Trustee, any Secured Debt Representative or any of their agents shall be entitled to reimbursement for expenses incurred by them in the performance of their duties hereunder and to reasonable compensation for such of their services hereunder as shall be rendered. Trustor will, from time to time, pay the compensation due hereunder and reimburse such parties for, and save them harmless against, any and all liability and expenses which may be incurred by them in the performance of their duties.

      6.3 Successor Trustee. Any Trustee may resign in writing addressed to Beneficiary or may be removed at any time with or without cause by an instrument in writing duly executed by Beneficiary. In case of the death, resignation or removal of a Trustee, one or more successor Trustee may be appointed by Beneficiary by instrument of substitution complying with any applicable requirements of Applicable Law, and in the absence of any such requirement without formality other than appointment and designation in writing. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation this conveyance shall vest in the named successor Trustee or Trustee, all the estate and title of the prior Trustee in all of the Encumbered Property, and he or they shall thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the prior Trustee. All references herein to Trustee shall be deemed to refer to Trustee from time to time acting hereunder.

      6.4 Actions or Advances by Beneficiary or Trustee. Each and every covenant herein contained shall be performed and kept by Trustor solely at Trustor's expense. If Trustor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Beneficiary, or Trustee or any receiver appointed hereunder or under Applicable Law, may, but shall not be obligated to, take action and/or make advances to perform the same in Trustor's behalf; provided, however, that concurrently with the taking of such action or making such advances, Beneficiary, Trustee or any Secured Debt Representative shall deliver notice to Trustor. Trustor hereby agrees to repay the expense of such action and such advances upon demand plus interest at the Default Interest Rate. No such advance or action by Beneficiary,

Trustee or any receiver appointed hereunder shall be deemed to relieve Trustor from any default hereunder.

      6.5 No Waiver. Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Trustor of any of the terms, provisions or conditions of the Collateral Trust Agreement or any Secured Debt Documents shall not be deemed to be a waiver of same or of any other term, provision or condition thereof, and Trustee and Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Trustor of any and all of such terms, provisions and conditions.

      6.6 Defense of Claims. Trustor will notify Beneficiary and each Secured Debt Representative, in writing, promptly of the commencement of any legal proceedings affecting the lien or security interest hereof or the Encumbered Property, or any part thereof, and will take such action, employing attorneys as set forth in Section 3.4(j), as may be necessary or appropriate to preserve Trustor's, the Trustee's or Beneficiary's rights affected thereby and/or to hold harmless the Trustee and Beneficiary in respect of such proceedings; and should Trustor fail or refuse to take any such action, Beneficiary may, upon giving prior written notice thereof to Trustor, take such action in behalf and in the name of Trustor and at Trustor's expense. Moreover, Beneficiary may take such independent action in connection therewith as it may in its discretion deem proper, Trustor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest thereon at the Default Interest Rate, will, on demand, be reimbursed, as appropriate, to Beneficiary or any receiver appointed hereunder or under Applicable Law. The obligations of Trustor as hereinabove set forth in this Section 6.6 shall survive the release, termination, foreclosure or assignment of this Deed of Trust or any sale hereunder.

      6.7 Trustee's Powers. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this instrument and the Secured Debt secured hereby for endorsement, and without affecting Trustor's personal liability or the effect of this instrument upon the remainder of the Encumbered Property, Trustee may (a) reconvey any part of the Encumbered Property, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, or
(d) join in any extension agreement or any agreement subordinating the lien or security interest hereof.

      6.8 Beneficiary's Powers. Without affecting the liability of any other person liable for the payment of the Indebtedness herein mentioned, and without affecting perfection or priority of the lien or security interest of this instrument against or in any portion of the Encumbered Property not then or theretofore released as security for the full amount of all unpaid obligations, Beneficiary may, from time to time and without notice (a) release any person so liable, (b) extend the maturity or alter any of the terms of any such obligation, (c) grant other indulgences, (d) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option, any parcel, portion or all of the Encumbered Property, (e) take or release any other or additional security for any obligation herein mentioned, or (f) make compositions or other arrangements with debtors in relation thereto.

      6.9 Reconveyance by Trustee. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this instrument and the Secured Debt to Trustee for cancellation and retention and upon payment by Trustor of Trustee's fees, Trustee shall reconvey to Trustor, or the person or persons legally entitled thereto, without representation or warranty, any portion of the Encumbered Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as "the person or persons legally entitled thereto".

      6.10 Effect of Partial Release or Reconveyance. If there is a partial release or reconveyance by Trustee of any portion of the Encumbered Property, Trustee and Beneficiary may look to the remainder of the Encumbered Property as security for the full payment of the Secured Debt and all other Indebtedness secured by this instrument.

      6.11 Subrogation. To the extent that proceeds of the Indebtedness are owed to pay any outstanding lien, charge or prior encumbrance against the Encumbered Property, such proceeds may be advanced by Beneficiary at Trustor's request and Beneficiary may be subrogated to any and all rights and liens owed by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

      6.12 No Merger. If both the lessor's and lessee's estates under any lease or any portion thereof which constitutes a part of the Encumbered Property shall at any time become vested in one owner, this instrument and the lien and security interest created hereby shall not be destroyed or terminated by application of the doctrine of merger and, in such event, Beneficiary shall continue to have and enjoy all of the rights and privileges of Beneficiary as to the separate estates. In addition, upon the foreclosure of the lien and security interest created by this instrument on the Encumbered Property pursuant to the provisions hereof, any leases or subleases then existing and created by Trustor shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Beneficiary or any purchaser at any such foreclosure sale shall so elect. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any lease or sublease unless Beneficiary or such purchaser shall give written notice thereof to such tenant or subtenant.

      6.13 The Encumbered Property to Revert; Release. If the Indebtedness shall be fully paid and the covenants herein contained shall be well and truly performed, then all of the Encumbered Property shall revert to Trustor and the entire estate, right, title and interest of Trustee and Beneficiary shall thereupon cease; and Trustee and Beneficiary in such case shall, upon the request of Trustor and at Trustor's cost and expense, deliver to Trustor proper instruments acknowledging satisfaction of this Deed of Trust and the release or reconveyance of the lien hereof in accordance with Applicable Law. Notwithstanding any provision herein to the contrary, the Encumbered

Property, or any part thereof, shall, upon the written request of Trustor, be released from the lien of this Deed of Trust in accordance with the provisions of the Collateral Trust Agreement, when such a release is permitted by the Collateral Trust Agreement and the other Secured Debt Documents.

      6.14 Renewals, Amendments and Other Security. Renewals and extensions of the Indebtedness and modifications of any kind of the Obligations may be given at any time and amendments may be made to agreements with third parties relating to any part of such Indebtedness or the Encumbered Property and Trustee and Beneficiary may take or may now hold other security from others for the Indebtedness, all without notice to or consent of Trustor. Beneficiary may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Deed of Trust, which shall continue as a first lien upon and prior perfected security interest in the Encumbered Property not expressly released until the Secured Debt and all other Indebtedness secured hereby are fully paid.

      6.15 Deed of Trust, Assignment, etc. This Deed of Trust shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof.

      6.16 Limitation on Interest. It is the intent of Trustor and Secured Debtholders in the execution of this instrument and the Secured Debt Documents to contract in strict compliance with the usury laws of the State of California and any other jurisdiction whose laws may govern the Secured Debt. In furtherance thereof, it is agreed that none of the terms and provisions contained in the Collateral Trust Agreement or any other Secured Debt Document shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the Maximum Lawful Rate. Trustor or any guarantor, endorser or other party now or hereafter becoming liable for the payment of the Secured Debt shall never be liable for unearned interest on the Secured Debt and shall never be required to pay interest on the Secured Debt at a rate in excess of the Maximum Lawful Rate, and the provisions of this Section shall control over all other provisions of the Secured Debt and any other instrument executed in connection herewith which may be in apparent conflict herewith. In the event any Secured Debtholder shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on the Secured Debt to a rate in excess of Maximum Lawful Rate, all such sums deemed to constitute interest in excess of the legal rate shall be immediately returned to Trustor upon such determination.

      6.17 Unenforceable Provisions. If any provision hereof or of the Secured Debt Documents is invalid or unenforceable in the State of California or otherwise, the other provisions hereof or of the Secured Debt Documents shall remain in full force and effect, and the remaining provisions hereof shall be liberally construed in favor of Trustee and Beneficiary in order to effectuate the provisions hereof.

      6.18 Waiver by Trustee and Beneficiary. Any and all covenants in this Deed of Trust may from time to time by instrument in writing signed by Trustee and Beneficiary be waived to such extent and in such manner as Trustee and Beneficiary may desire, but no such waiver shall ever affect or impair either Trustee's or Beneficiary's rights or liens or security interests hereunder, except to the extent specifically stated in such written instrument.

      6.19 Successors and Assigns. This Deed of Trust is binding upon Trustor, Trustor's successors and assigns, and shall inure to the benefit of Beneficiary, its successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

      6.20 Article and Section Headings. The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.

      6.21 Execution in Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical, except that, to facilitate recordation or filing, in any particular counterpart portions of Exhibit A hereto which describe properties situated in counties other than the county in which such counterpart is to be recorded or filed may have been omitted.

      6.22 Special Filing as Financing Statement. This Deed of Trust shall likewise be a security agreement and a financing statement. This Deed of Trust shall be filed for record, among other places, in the real estate records of each county in which any part of the real property covered by the oil and gas leases described in Exhibit A hereto is situated, and, when filed in such counties shall be effective as a financing statement covering fixtures located on oil and gas properties, which oil and gas properties (and accounts arising therefrom) are to be financed at the wellheads of the wells located on the real property described in Exhibit A, hereto. A portion of the goods encumbered hereby are, or are to become, fixtures as that term is defined in Section 9313 of the Uniform Commercial Code of the State of California. A carbon, photographic or other reproduction of this Deed of Trust or of any financing statement covering the Encumbered Property or any portion thereof shall be sufficient as a financing statement and may be filed as such. Trustor agrees that any Secured Debt Representative may, in such manner, on such terms and at such times as may be elected by such Secured Debt Representative, and without demand or notice to, or the consent or signature of, Trustor, file and/or record such UCC financing statements, fixture filings, and/or amendments to or continuations of any financing statements or fixture filings to evidence, perfect and/or continue the perfection of, any security interests created or to be created pursuant to this Deed of Trust or any of the other Secured Debt Documents.

      6.23 Notices. Except as otherwise required by Section 5.1 hereof, any notice, request or demand which may be required or permitted to be given or served upon Trustor shall be sufficiently given when given or made pursuant to
(a) the terms of the

Collateral Trust Agreement, or (b) such other means and manner of giving of notice as may be required by Applicable Law.

      6.24 Request for Notice. Trustor hereby requests a copy of any notice of default and that any notice of sale hereunder be mailed to it at the address set forth on the signature page(s) of this instrument.

      6.25 Acceptance by the Trustee. The Trustee accepts this trust when this instrument, duly executed and acknowledged, is made a public record as provided by law.

      6.26 Release and Waiver. Trustor hereby waives and releases any and all rights of contribution, reimbursement or indemnity it has or may hereafter have against Trustee and/or Beneficiary arising from or relating to this instrument and/or the Encumbered Property, including without limitation claims or liabilities relating to Environmental Laws. Notwithstanding anything to the contrary set forth in this instrument or any other Secured Debt Document, the obligations and liabilities of Trustor under and pursuant to the Hazardous Materials Undertaking and Unsecured Indemnity are not secured by this instrument.

      6.27 No Partnership. Nothing contained in this instrument is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, mining partnership, joint venture, or association among Trustor, Trustee and Beneficiary, or in any way as to make Beneficiary or Trustee co-principals with Trustor with reference to the Encumbered Property, and any inferences to the contrary are hereby expressly negated.

      6.28 Beneficiary as Agent for the Secured Debtholders. As described above, certain Affiliates of Credit Agreement Agent and the Secured Debtholders are or may become parties to certain Hedging Agreements with Trustor and/or Affiliates of Trustor. This Deed of Trust secures the obligations of Trustor and such Affiliates, as the case may be, under such Hedging Agreements, and the parties acknowledge for all purposes that Beneficiary acts for itself and as agent on behalf of such Affiliates of Credit Agreement Agent and the Secured Debtholders which are so entitled to share in the rights and benefits accruing to Beneficiary under this Deed of Trust in respect of the Encumbered Property.

      IN WITNESS WHEREOF, Trustor has executed or caused to be executed this Amended and Restated Deed of Trust with Power of Sale, Assignment of Production, Security Agreement, Financing Statement and Fixture Filing in the presence of the undersigned Notary Public on this 14th day of July, 2003.

                                        TRUSTOR AND DEBTOR

                                        CALPINE CORPORATION, a Delaware
                                        corporation


                                        By: ____________________________________
                                        Title: Executive Vice President
                                        Printed Name: B.A. Berilgen

                                   CALIFORNIA
                                 ACKNOWLEDGMENT

STATE OF TEXAS      )

COUNTY OF HARRIS    )

On July 14, 2003, before me, Suzanne B. Snow, a Notary Public in and for said County and State, personally appeared B.A. Berilgen, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and office seal.

(SEAL)


      Signature: ______________________________
                 Suzanne B. Snow, Notary Public

                                   Schedule I

                                Existing Mortgage

Deed of Trust with Power of Sale, Assignment of Production, Security Agreement, Financing Statement and Fixture Filing (California) from Calpine Corporation, a Delaware corporation, Trustor to Chicago Title Insurance Company, Trustee and The Bank of Nova Scotia, for itself and as Agent, Beneficiary, filed as follows:

  JURISDICTION                       FILE NO.                FILE DATE
  ------------                       --------                ---------
Colusa County, CA                    02-2145                 5/17/2002
Contra Costa County, CA          2002-0170008-00             5/13/2002
Fresno County, CA                 2002-0085593               5/23/2002
Kern County, CA                    0202084536                5/24/2002
Kings County, CA                     0210874                 5/20/2002
Sacramento County, CA          Book 20020507, Page           5/7/2002
                                      0611
Solano County, CA                 2002-00058871              5/9/2002
Sutter County, CA                 2002-0009817               5/17/2002
Tulare County, CA                 2002-0045392               6/14/2002
Yolo County, CA                  2002-0019210-00             5/7/2002

UCC-1 Financing Statement regarding California Deed of Trust, naming Calpine Corporation as debtor and The Bank of Nova Scotia, as Agent, as secured party, filed as follows:

  JURISDICTION                       FILE NO.                FILE DATE
  ------------                       --------                ---------
Colusa County, CA                    02-2146                 5/17/2002
Contra Costa County, CA          2002-0170009-00             5/13/2002
Fresno County, CA                 2002-0085594               5/23/2002
Kern County, CA                    0202084537                5/24/2002
Kings County, CA                     0210875                 5/20/2002
Sacramento County, CA          Book 20020507, Page           5/7/2002
                                      0614
Solano County, CA                 2002-00058870              5/9/2002
Sutter County, CA                 2002-0009818               5/17/2002
Tulare County, CA                 2002-0045393               6/14/2002
Yolo County, CA                  2002-0019211-00             5/7/2002

                                   Schedule II

                           Supplements and Amendments

                                       N/A

                                  Schedule III

                                Partial Releases

Substitution of Trustee and Partial Reconveyance by The Bank of Nova Scotia, as Agent, in favor of Calpine Corporation (California-Deed of Trust) filed as follows:

  JURISDICTION         ORIGINAL       ORIGINAL         PARTIAL          PARTIAL
  ------------         FILE NO.      FILE DATE      RELEASE FILE     RELEASE FILE
                       --------      ---------           NO.             DATE
                                                         ---             ----
Solano County,          2002-          5/9/02       2002-00127329      10/7/02
CA (Church 1-11)       00058871

UCC-3 Financing Statement Amendment relating to the Partial Release-California Deed of Trust naming Calpine Corporation as Debtor and The Bank of Nova Scotia, as Agent, as Secured Party, filed as follows:

  JURISDICTION         ORIGINAL       ORIGINAL         PARTIAL          PARTIAL
  ------------         FILE NO.      FILE DATE      RELEASE FILE     RELEASE FILE
                       --------      ---------           NO.             DATE
                                                         ---             ----
Solano County,          2002-          5/9/02       2002-00132521      10/17/02
CA (Church 1-11)       00058870


                                     III-1

                                  EXHIBIT A To
             Amended and Restated Deed of Trust with Power of Sale,
                            Assignment of Production,
           Security Agreement, Financing Statement and Fixture Filing,
                            dated July 16, 2003, from
                        Calpine Corporation, As Trustor,
                                       to
                   Chicago Title Insurance Company, As Trustee
                    and The Bank of New York, As Beneficiary

                               List of Properties

1. Depth limitations, unit designations, unit tract descriptions and descriptions (including percentages, decimals or fractions) of undivided leasehold interests, well names, "Operating Interests", "Working Interests" and "Net Revenue Interests" contained in this Exhibit A and the listing of any percentage, decimal or fractional interest in this Exhibit A shall not be deemed to limit or otherwise diminish the interests being subjected to the lien, security interest and encumbrance of this instrument.

2. Some of the land descriptions in this Exhibit A may refer only to a portion of the land covered by a particular lease. This instrument is not limited to the land described in Exhibit A but is intended to cover the entire interest of Trustor in any lease described in Exhibit A even if such interest relates to land not described in Exhibit A. Reference is made to the land descriptions contained in the documents of title recorded as described in this Exhibit A. To the extent that the land descriptions in this Exhibit A are incomplete, incorrect or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated herein by this reference.

3. References in Exhibit A to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in Exhibit A are to the official real property records of the county or counties in which the encumbered property is located and in which records such documents are or in the past have been customarily recorded, whether Deed Records, Oil and Gas Records, Oil and Gas Lease Records, Official Records or other records.

4. A statement herein that a certain interest described herein is subject to the terms of certain described or referred to agreements, instruments or other matters shall not operate to subject such interest to any such agreement, instrument or other matter except to the extent that such agreement, instrument or matter is otherwise valid and presently subsisting nor shall such statement be deemed to constitute a recognition by the parties hereto that any such agreement, instrument or other matter is valid and presently subsisting.

                                                       [Do not detach this page]


                                     III-2